January 18, 2000


Nationwide Health Properties, Inc.
610 Newport Center Drive, Suite 1150
Newport Beach, California 92660

           Re:  Nationwide Health Properties, Inc. Form S-3
                Registration Statement

Ladies and Gentlemen:

     At your request, we have examined the Registration Statement on Form S-3 filed by you with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of 201,190 shares of Common Stock, $0.10 par value per share (the "Shares"), of Nationwide Health Properties, Inc., a Maryland corporation (the "Corporation").

     In our capacity as special counsel to you, we have examined originals or copies of those corporate and other records and documents we considered appropriate. In that regard, we are familiar with the proceedings taken by you in connection with the authorization and issuance of the Shares. As to relevant factual matters, we have relied upon, among other things, the Corporation's factual representations in the Corporation's Certificate. In addition, we have obtained and relied upon those certificates of public officials we considered appropriate. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies.

     On the basis of such examination, our reliance upon the assumptions in this opinion and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications in this opinion, we are of the opinion that the Shares are validly issued, fully paid and nonassessable shares of Common Stock of the Corporation.

     The law covered by this opinion is limited to the present
General Corporation Law of the State of Maryland. We express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.

     This opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances that arise after the date of this opinion and come to our attention, or any future changes in law.

     We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to us in the Registration Statement under the heading "Legal Matters."

                    Respectfully submitted,

                    /s/ O'MELVENY & MYERS LLP